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                    ADMINISTRATIVE SERVICES AGREEMENT BETWEEN
                     TALBERT MEDICAL MANAGEMENT CORPORATION
                        AND FHP INTERNATIONAL CORPORATION

     This Administrative Services Agreement (the "Agreement") is entered into by and between Talbert Medical Management Corporation ("TMMC") and FHP International Corporation ("FHP") and becomes effective upon the Effective Time, as that term is defined in the Agreement and Plan of Reorganization among PacifiCare Health Systems, Inc., NT Holdings, Inc., Neptune Merger Corporation, Tree Acquisition and FHP International Corporation.

                                    RECITALS

     WHEREAS, TMMC was formerly owned and operated by FHP; and

     WHEREAS, in order to ensure continuity in TMMC's operations, TMMC desires to obtain, and FHP desires to provide, certain administrative services as described below.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereto agree as follows:

     1. DESCRIPTION OF SERVICES. Throughout the term of this Agreement, FHP shall provide to TMMC certain administrative services related to TMMC's business operations, as described in Exhibit A, which is attached hereto and incorporated herein.

     2.   FEES.  As compensation for the provision of services pursuant to
Section 1 of this Agreement, TMMC shall pay FHP monthly fees in the amount described in Exhibit A hereof. Payment for each month shall be due and payable on or before the fifth (5th) of that month.

     3.   TERM AND TERMINATION

          a. The term of this Agreement shall commence at the Effective Time and shall continue as set forth on Exhibit A.

          b. This Agreement may be terminated, in whole or in part, by either party, with or without cause, upon the provision of prior written notice to the other party hereto, as described in Exhibit A hereof.

          c. This Agreement may be terminated by the mutual written agreement of the parties.


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          d.   Either party may terminate this Agreement with thirty (30) day prior written notice if the other party commits a material breach of any provision of this Agreement. The notice must specify the nature of the material breach and the breaching party shall have twenty (20) days from receipt of such notice to correct, or commence correcting, the material breach to the other party's satisfaction. In the event the breaching party fails to cure or commence to cure within the twenty (20) day period to the satisfaction of the other party (which non-breaching party may request such certificates and documentation as it deems appropriate to evidence such cure or commencement to cure), this Agreement shall automatically terminate upon completion of the thirty (30) day notice, notwithstanding any other provision of this Agreement.

          e. The rights and obligations stated in Sections 4-6, 8, 10 and 12 of this Agreement shall survive the termination of this Agreement.

     4. RESPONSIBILITY FOR OWN ACTS. Except as otherwise provided herein, each party shall be responsible and liable for any claims, liabilities, demands, lawsuits and expenses, including attorney's fees, relating to the acts or omissions of that party, its agents and employees committed in the performance of this Agreement. In the event that a claim is made against either or both parties, relating to the performance of this Agreement, it is the intent of both parties to cooperate in the defense of such claims and to cause their insurers to do likewise. However, each party shall have the right to take any and all action it believes necessary to protect its interests.

     5.   DISCLAIMER:  LIMITATION OF LIABILITY.

          EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, FHP DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     THE LIMIT OF FHP'S LIABILITY (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY IN TORT OR BY STATUTE OR OTHERWISE), TO TMMC OR TO ANY THIRD PARTY CONCERNING PERFORMANCE OR NON-PERFORMANCE BY FHP, OR IN ANY MANNER RELATED TO THIS AGREEMENT, FOR ANY AND ALL CLAIMS SHALL NOT IN THE AGGREGATE EXCEED THE FEES PAID TO FHP BY TMMC HEREUNDER WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER. TMMC'S EXCLUSIVE REMEDY FOR ANY OF THE ABOVE-MENTIONED CLAIMS SHALL BE FOR FHP, UPON RECEIPT OF WRITTEN NOTICE, TO USE ITS BEST EFFORTS TO CURE THE BASIS OF SUCH CLAIM AT ITS EXPENSE, AND FAILING THAT, THE RETURN OF FEES PAID TO FHP FOR THE WORK RELATED TO THE BASIS OF SUCH CLAIM.


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     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL OR
PUNITIVE LOSS, DAMAGES OR EXPENSES (INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, INTERRUPTION OF SERVICE, OR LOST PROFITS) EVEN IF FHP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS, DAMAGE OR EXPENSES. ANY ACTION BY EITHER PARTY MUST BE BROUGHT WITHIN TWO YEARS AFTER THE CAUSE OF ACTION ARISES.

     THE ALLOCATIONS OF LIABILITY SET FORTH IN THIS SECTION 5 REPRESENT THE AGREED UPON AND BARGAINED FOR UNDERSTANDING OF FHP AND TMMC AND FHP'S COMPENSATION FOR SERVICES RENDERED HEREUNDER REFLECTS SUCH ALLOCATIONS.


     6. CONFIDENTIALITY. The parties agree to be bound by the confidentiality and nondisclosure covenants set forth on Exhibit B hereto.

     7. RELATIONSHIP BETWEEN THE PARTIES. FHP and TMMC are independent contractors. Nothing in this Agreement shall be construed to create a principal-agent, employer-employee, master-servant, partnership or joint venture relationship.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9. ASSIGNMENT. The rights and/or obligations of this Agreement may not be assigned, delegated, transferred, conveyed or sold without the prior written consent of the other party, except that either party may assign or transfer the rights and/or obligations arising under this Agreement, in whole or in part, to a corporate affiliate.

     10. ATTORNEY'S FEES. If any action at law, in arbitration, or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to payment by the other party of reasonable attorneys' fees, costs and expenses, in addition to any other relief to which the prevailing party may be entitled.


     11. SEVERABILITY. If any provision of this Agreement is deemed to be invalid or unenforceable by a court of competent jurisdiction or in arbitration, the same shall be deemed severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of the Agreement.

     12. WAIVER. Either party's failure to perform any covenant or condition set forth in this Agreement shall not act as a waiver of the same or any other covenant or condition of this Agreement.


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     13.  ENTIRE AGREEMENT.  This Agreement constitutes the entire understanding between the parties and shall bind and inure to the benefit of both parties and their successors and assigns. No change, amendment or alteration shall be effective unless in writing and signed by both parties. This Agreement shall supersede all prior written and/or oral agreements between the parties that pertain to the subject of this Agreement, including any amendments, addendum, letters of understanding and any other documents relating thereto, and both parties agree to terminate any prior agreements pertaining to the subject of this Agreement on the effective date of this Agreement.

     14. FORCE MAJEURE. Neither TMMC nor FHP shall be responsible for delays or errors in its performance under this Agreement occurring by reasons or circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply; provided, however, that should any such delay continue for more than 90 days, the Agreement may be terminated by the party not affected by the delay.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement.


FHP International Corporation      Talbert Medical Management Corporation

By: /s/ Westcott W. Price III      By: /s/ Jack D. Massimino
    --------------------------         --------------------------

Name: Westcott W. Price III        Name: Jack D. Massimino
      ------------------------           ------------------------

Title: President and Chief         Title: President and Chief
       Executive Officer                  Executive Officer
       -----------------------            -----------------------


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                                EXHIBIT A TO THE
                   ADMINISTRATIVE SERVICES AGREEMENT BETWEEN
                     TALBERT MEDICAL MANAGEMENT CORPORATION
                        AND FHP INTERNATIONAL CORPORATION



INFORMATION SERVICES
For the monthly fee of $207,417, FHP shall provide, for the following categories of services, personnel and system environments as necessary to operate, maintain and, when appropriate, engineer the following categories of service. Services will be consistent with what is currently provided to Talbert as a subsidiary of FHP. The categories of services are as follows:


PHARMACY SYSTEM SUPPORT
All interaction with pharmacy system vendors, ComCoTec, ESI, and POS systems. Problem determination in coordination with Service Desk and Network Operations.


INFORMATION ACCESS CONSULTATION
Provide skilled Oracle DBA knowledge to assist TMMC with data warehouse project. Assist in separating TMMC data currently stored in FHP UR repository.


HUMAN RESOURCES (HR-1) / DATACCOUNT CONNECTIVITY/TIME CLOCK LOCATIONS
Provide consultation to HR and Payroll staff to separate TMMC from other FHP environments. Consolidate TMMC on one HR-1 server and setup environment for centralized data entry and link to Dataccount. Project underway, must complete. All system knowledge support currently comes from FHP resources.


IS SERVICE DESK
Receive all incoming calls for help for any TMMC system or to initiate moves, adds, changes for data and voice equipment. This function triages calls, documents all calls with trouble tickets to enable tracking, escalation, and reporting. Some problem resolution based on training for TMMC systems and general knowledge, hand-off to appropriate second level support, tracking and follow-up for all calls. This service includes all required communication expenses and spans extended hours of operation. Management notification of critical outages within 15 minutes. Reporting on problem trends based on data.


WIDE AREA NETWORK ENGINEERING AND OPERATIONS
Perform wide area network continuous monitoring with appropriate network tools, take action as soon as a link is down or device unresponsive. Provide some level of proactive network checking. ( The wide area network includes the frame relay communications and local circuits up to and including the routers.) Coordinate with all circuit providers when outages occur or to


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enhance service levels.  As needed, due to increased outage trends or expansion of business, provide engineering to sustain network availability. Provide documentation of physical and logical network.


FINANCIAL SYSTEMS (INTEGRAL, FOCUS, AND CONNECTIVITY)
Consult with Financial departments within TMMC. Keep Financial systems current for all government regulations. Provide system access to meet all required filing dates. Complete the TMMC split project currently underway to separate TMMC from FHP data. Provide required operating environment consistent with current TMMC requirements.


ALL CATEGORIES INCLUDE:

     -  Management of personnel
     - Physical office space, appropriate desktop equipment and clerical support
     -  Network access
     -  System software currently required for production
     -  Computer hardware currently required for production
     -  Access to all currently used software unless otherwise negotiated
     -  Reasonable access to support personnel
     -  Meeting reasonable service levels

Services can be terminated with mutual consent or by either party, with or without cause, upon provision of 120 day prior written notice. Every effort will be made to separate as quickly as is prudent.


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                                    EXHIBIT B

                          AGREEMENT OF CONFIDENTIALITY


     1. "Confidential Information" as used herein shall mean all information disclosed from one party (the "Disclosing Party") to the other party (the "Receiving Party") and shall include, without limitation, trade secrets, know-how, software programs, and software source documents.

     2. The Receiving Party agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the Disclosing Party to any person, firm or business, except to the extent necessary for the purposes of the performance of such party under the Agreement to which this Exhibit B is attached (the "Agreement").

     3. The Receiving Party agrees that it shall disclose Confidential Information of the Disclosing Party only to those of its employees, contractors or other agents who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of the Agreement.

     4. The Receiving Party shall treat all Confidential Information of the Disclosing Party with the same degree of care as it accords to its own confidential information of a similar nature, and the Receiving Party will exercise at least reasonable care to protect its own such confidential information.

     5. The Receiving Party's obligations under Sections 2, 3 and 4 with respect to any portion of the Confidential Information shall terminate when the Receiving Party can document that: (a) it was in the public domain at the time it was communicated to the Receiving Party by the Disclosing Party; (b) it entered the public domain subsequent to the time it was communicated to the Receiving Party by the Disclosing Party through no fault of the Receiving Party;
(c) it was in the Receiving Party's possession free of any obligation of confidence at the time it was communicated to the Receiving Party by the Disclosing Party; (d) it was rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was communicated to the Receiving Party by the Disclosing Party; or (e) it was developed by employees or agents of the Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party. In addition, the Receiving Party may disclose the Disclosing Party's Confidential Information in response to a valaid order by a court or other governmental body, as otherwise required by law.


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     6.   All Confidential Information and materials furnished by the Receiving
Party by the Disclosing Party shall remain the property of the Disclosing Party and shall be returned to it promptly at its request, together with any copies thereof.

     7. The Receiving Party does not acquire any licenses under any intellectual property rights of the Disclosing Party under the Agreement.


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